EXHIBIT 99
NEWS RELEASE

Release Date:	September 26, 2006

Release Time:	2:00 PM
Camco Financial Announces Quarterly Cash Dividend
Cambridge, Ohio – Camco Financial Corporation (Nasdaq: CAFI) today announced a quarterly cash dividend of 15 cents per share. The dividend was declared September 26, 2006 for shareholders of record on October 10, 2006 and is payable on October 20, 2006.
Camco’s CEO & President, Richard C. Baylor, commented, “We are pleased to continue our history of paying our stockholders a competitive cash dividend, currently yielding 4.33%, which compares favorably to alternative investments”.
Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 30 offices in 23 communities in Ohio, Kentucky and West Virginia.
Additional information about Camco may be found on Camco’s web site:
www.advantagebank.com